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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 12, 1999 and March 28, 2000, except for note 22 for which the date is September 27, 2000, relating to the financial statements of Bell Atlantic Paging, Inc. and Aquis Communications Group, Inc., respectively, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

NEW YORK, NEW YORK
SEPTEMBER 28, 2000